EXHIBIT 3

                                 ACKNOWLEDGMENT
                                 --------------

                  This Acknowledgement is made as of February 8, 2001, among CAPITAL TRUST, INC., a Maryland corporation having an address at 410 Park Avenue, New York, New York 10022 ("LENDER"), LFSRI II SPV REIT CORP., a Delaware corporation ("ORIGINAL BORROWER"), Senior Quarters Funding Corp., a Delaware corporation ("NEW BORROWER"; Original Borrower and New Borrower being sometimes individually and collectively called "BORROWER" and having an address at c/o Lazard Freres Real Estate Investors, L.L.C., 30 Rockefeller Plaza, 50th Floor, New York, New York 10020 Attn: General Counsel), and the other parties signatory hereto ("BORROWER PARTIES").

                                    RECITALS
                                    --------

                  A. Lender and Original Borrower entered into a Loan Agreement, dated as of June 30, 1999 (the "ORIGINAL LOAN AGREEMENT") pursuant to which Lender made a loan (the "ORIGINAL LOAN") to the Original Borrower in the initial principal amount of $52,500,000.

                  B. The Original Loan is evidenced by a Note in the original principal amount of $52,500,000 dated June 30, 1999 (the "ORIGINAL NOTE"), made by Original Borrower to Lender, which is guaranteed under certain circumstances by a Guaranty dated June 30, 1999 (the "ORIGINAL GUARANTY"), made by LF Strategic Realty Investors II L.P., LFSRI II-CADIM Alternative Partnership L.P. and LFSRI II Alternative Partnership L.P. in favor of Lender, and secured by, among other things, a Deposit and Security Agreement dated June 30, 1999 (the "ORIGINAL DEPOSIT AGREEMENT"), among Lender, Original Borrower and the other parties signatory thereto, a Custodial Agreement dated June 30, 1999, among Lender, Original Borrower and the other parties signatory thereto, and certain Pledge and Security Agreements (the "ORIGINAL PLEDGE AGREEMENTS").

                  C. Lender and Original Borrower entered into an Omnibus Amendment, dated as of April 24, 2000 (the "FIRST AMENDMENT"), whereby the Original Loan Agreement, the Original Note, the Original Guaranty, the Original Deposit Agreement, and the Original Pledge Agreements were amended to reflect, among other things, an increase in the principal amount of the Original Loan by an additional $10,000,000 (the "INCREASED ORIGINAL LOAN"), such that the entire outstanding principal balance of the Increased Original Loan was $58,500,000 on the date of the First Amendment. The First Amendment included the provision to Lender on behalf of the Original Borrower of certain additional collateral pursuant to a certain Collateral Assignment (the "ORIGINAL COLLATERAL ASSIGNMENT"). The Increased Original Loan was evidenced by the Original Note and a certain Note, dated April 24, 2000, from the Original Borrower to the Lender in the original principal amount of $10,000,000 (the "FIRST ADDITIONAL NOTE"). As of the date hereof, the outstanding principal balances of the

Original Note and the First Additional Note are $36,250,000 and $10,000,000 respectively.

                  D. At the request of the Borrower, the Lender has agreed to increase the Increased Original Loan by the additional principal amount of $63,750,000 (the "NEW LOAN AMOUNT") and to make certain amendments to the Original Loan Agreement (as amended by the First Amendment) and the related loan documents, all as set forth in the Amended and Restated Loan Agreement of even date herewith between Borrower and Lender ("AMENDED AND RESTATED LOAN AGREEMENT"). In furtherance thereof, the Original Borrower and the Borrower Parties have agreed to enter into this Acknowledgement.

                  NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, the parties hereto agree as follows:

                  1. As used in the Increased Original Loan Documents (as such term is defined in the Amended and Restated Loan Agreement), the following terms shall have the following meanings:

                           "LOAN AGREEMENT" shall mean the Amended and Restated Loan Agreement.

                           "MATURITY DATE" shall be deemed to constitute a reference to such term as it is defined in the Amended and Restated Loan Agreement, and to be followed by the words "or the Extended Maturity Date, if applicable."

                           "DEPOSIT AGREEMENT" shall mean the Amended and Restated Deposit Account Agreement (as such term is defined in the Amended and Restated Loan Agreement).

                  All other capitalized terms used but not defined in any Increased Original Loan Document or in this Acknowledgment shall have the meaning given to such term in the Amended and Restated Loan Agreement.

                  2. The first sentence of the second full paragraph of the First Additional Note is hereby amended to add the word "First" before the word "Additional" in the first line thereof. All references in the Increased Original Loan Documents to "Prepayment Premium" are hereby deleted.

                  3. The Original Borrower and the Borrower Parties hereby confirm and reaffirm the Increased Original Loan Documents, and acknowledge that the New Borrower is assuming the obligations of Borrower thereunder to the end that the obligations of the Original Borrower and the New Borrower shall be the joint and several obligations of each and both of them.

                  4. The Original Borrower and each of the Borrower Parties hereby represent and warrant to Lender that, as of the date hereof:

                           (a) any and all representations and warranties made by any of them in the Increased Original Loan Documents are true, correct and complete; and

                           (b) it is in full compliance with any and all covenants made by it in any of the Increased Original Loan Documents.

                  5. The Borrower and the Borrower Parties agree that, except to the extent amended or supplemented by the Amended and Restated Loan Agreement, the Amended and Restated Deposit Account Agreement, the New Pledges and this Acknowledgement, the Increased Original Loan Documents remain in full force and effect without modification.

                  6. The Original Guaranty is being replaced by the Guaranty, and the amortization requirements of the Original Note, as amended by the First Amendment, and the First Additional Note, are being replaced by the schedule of aggregate amortization requirements for all the Notes, as set forth in Exhibit B to the Amended and Restated Loan Agreement.

                  7. This Acknowledgement may not be modified, amended or terminated, except by an agreement in writing signed by Lender, Borrower and the Borrower Parties.

                  8. This Acknowledgement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

                  9. If any term, covenant or provision of this Acknowledgement shall be held to be invalid, illegal or unenforceable in any respect, this Acknowledgement shall, at Lender's option, be construed without such term, covenant or provision.

                  10. The paragraph headings used herein are intended for reference purposes only and shall not be considered in the interpretation of the terms and conditions hereof.

                  11. This Acknowledgement may be executed in one or more counterparts by some or all of the parties hereto each of which counterparts shall be an original and all of which together shall constitute a single agreement.

                  12. This Acknowledgement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to conflict of law principles thereof.

                  IN WITNESS WHEREOF, the parties have duly executed this Amendment as of the day and year first above written.



                              CAPITAL TRUST, INC.

                              By:  /s/  Jeremy Fitzgerald
                                   --------------------------------------------
                                   Name:   Jeremy FitzGerald
                                   Title:  Managing Director


                              LFSRI II SPV REIT CORP.

                              By:  /s/  John A. Moore
                                   --------------------------------------------
                                   Name:   John A. Moore
                                   Title:  Chief Financial Officer


                              LF STRATEGIC REALTY INVESTORS II L.P.,
                              LFSRI II-CADIM ALTERNATIVE PARTNERSHIP L.P. and LFSRI II ALTERNATIVE PARTNERSHIP L.P.


                              By: LAZARD FRERES REAL ESTATE INVESTORS L.L.C., their general partner

                              By:  /s/  John A. Moore
                                   --------------------------------------------
                                   Name:   John A. Moore
                                   Title:  Principal and Chief Financial Officer


                              PROMETHEUS MID-ATLANTIC INVESTORS TRUST

                              By:  /s/  John A. Moore
                                   --------------------------------------------
                                   Name:   John A. Moore
                                   Title:  Vice President and Chief Financial
                                             Officer


                              PROMETHEUS SOUTHEAST RETAIL TRUST

                              By:  /s/  John A. Moore
                                   --------------------------------------------
                                   Name:   John A. Moore
                                   Title:  Vice President and Chief Financial
                                             Officer

                              PROMETHEUS SOUTHEAST RETAIL LLC

                              By:  LFSRI II SPV REIT CORP., its managing member

                              By:  /s/  John A. Moore
                                   --------------------------------------------
                                   Name:   John A. Moore
                                   Title:  Chief Financial Officer

                              LFSRI II ASSISTED LIVING LLC

                              By:  LF STRATEGIC REALTY INVESTORS II L.P.,
                                   its managing member

                                   By:  LAZARD FRERES REAL ESTATE INVESTORS
                                        L.L.C., its general partner

                                        By:  /s/  John A. Moore
                                             ----------------------------------
                                             Name:  John A. Moore
                                             Title: Principal and Chief
                                                      Financial Officer


                              LFSRI II EXTENDED STAY L.L.C.

                              By:  LFSRI II SPV E.S. Corp., its managing member

                                        By:  /s/  John A. Moore
                                             ----------------------------------
                                             Name:  John A. Moore
                                             Title: Principal and Chief
                                                      Financial Officer


                              PROMETHEUS EXTENDED STAY, L.L.C.

                              By:  LFSRI II Extended Stay L.L.C.,
                                   its sole member

                              By:  LFSRI II SPV E.S. Corp., its managing member

                                        By:  /s/  John A. Moore
                                             ----------------------------------
                                             Name:  John A. Moore
                                             Title: Chief Financial Officer


                                        SENIOR QUARTERS FUNDING CORP.,
                                        a Delaware corporation

                                        By:  /s/  John A. Moore
                                             ----------------------------------
                                             Name:  John A. Moore
                                             Title: Vice President and Chief
                                                      Financial Officer